UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On May 8, 2013, ExamWorks Group, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of 2013, a copy of which is attached as Exhibit 99.1 hereto. The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 8, 2013, the Company held its Annual Meeting of Stockholders in Atlanta, Georgia. Set forth below are the results for each of the proposals submitted to a vote of the stockholders:

Proposal 1. The following individuals were elected as Class III Directors, each to serve a three-year term on the Board of Directors of the Company:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Richard E. Perlman	21,720,349	461,982	6,982,371
James K. Price	22,092,107	90,224	6,982,371

Proposal 2. Proposal 2 was a proposal to ratify the appointment of KPMG LLP as independent registered public accountants for the year ending December 31, 2013. This proposal was approved.

FOR	AGAINST	ABSTAIN
29,152,388	12,314	0

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached hereto.

Exhibit No.	Description
99.1	Press Release dated May 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: May 8, 2013	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro Chief Financial Officer and Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 8, 2013